UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/08/2011

OYO GEOSPACE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  001-13601

DE	76-0447780
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7007 Pinemont Drive, Houston, TX 77040
(Address of principal executive offices, including zip code)

(713) 986-4444
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 8, 2011, the board of directors of OYO Geospace Corporation (the "Company") appointed Walter R. Wheeler as the Company's Executive Vice President and Chief Operating Officer, effective January 1, 2012. In connection with such appointment, the Company and Mr. Wheeler entered into an employment agreement, effective as of January 1, 2012. The term of Mr. Wheeler's employment agreement will continue until December 31, 2013, and for successive two year terms thereafter, unless terminated by either party upon 30 days notice prior to January 1 of the following year. Mr. Wheeler's compensation during the term of his employment, including base salary and any bonus compensation, will be determined by the compensation committee of the board of directors. The employment agreement is attached as Exhibit 99.1.

The board of directors of the Company also appointed Robbin B. Adams as the Company's Executive Vice President and Chief Project Engineer, effective January 1, 2012. In connection with such appointment, the Company and Mr. Adams entered into an employment agreement, effective as of January 1, 2012. The term of Mr. Adams's employment agreement will continue until December 31, 2013, and for successive two year terms thereafter, unless terminated by either party upon 30 days notice prior to January 1 of the following year. Mr. Adams's compensation during the term of his employment, including base salary and any bonus compensation, will be determined by the compensation committee of the board of directors. The employment agreement is attached as Exhibit 99.2.

On December 8, 2011, the Company and Thomas T. McEntire, Vice President, Chief Financial Officer and Secretary of the Company, entered into an employment agreement, effective as of January 1, 2012. The term of Mr. McEntire's employment agreement will continue until December 31, 2013, and for successive two year terms thereafter, unless terminated by either party upon 30 days notice prior to January 1 of the following year. Mr. McEntire's compensation during the term of his employment, including base salary and any bonus compensation, will continue to be determined by the compensation committee of the board of directors. The employment agreement is attached as Exhibit 99.3.

Pursuant to their employment agreements, each of Messrs. Wheeler, Adams and McEntire is entitled to receive the severance benefits described below upon termination of his employment unless the termination (a) results from his death or disability, (b) is by the Company for Cause, or (c) is by the employee other than for Good Reason. "Cause" is defined to mean the employee's willful and continued failure to perform his duties after a demand for his performance of those duties or the employee's willfully engaging in gross misconduct materially and demonstrably injurious to the Company. "Good Reason" is defined to mean a demotion, a reduction in base salary, a relocation of the employee's base location of employment, the discontinuation of any employee benefit without comparable substitution, the failure of any successor of the Company to assume the employment agreement or a purported termination not in compliance with the employment agreement.

The severance benefits to which either Messr. Wheeler, Adams or McEntire would be entitled on termination would be an amount equal to the product of (a) his then-current annual salary plus the average of the bonus payments paid to the executive in respect of the three fiscal years preceding the fiscal year in which the termination occurs, multiplied by (b) two. The executive would also receive any relocation and indemnity payments to which he is entitled and remain unpaid at the time of termination, and will be indemnified for any applicable income, employment, excise or other tax or penalty imposed upon such severance payments by the Internal Revenue Code of 1986, as amended.

These payments would be due in a lump sum on the tenth day following the date of termination. The amounts paid are based on the salary rate in effect at the time of termination, unless the employee is terminating employment for Good Reason due to a reduction in salary, in which case the salary rate shall be the rate in effect prior to such reduction.

So long as Mr. Wheeler, Mr. Adams or Mr. McEntire is terminated without Cause, he is not required to perform any further agreement or action in order to receive these benefits. However, in connection with these employment agreements, each of Messrs. Wheeler, Adams and McEntire has agreed that he will not disclose or misappropriate any confidential information of the Company and that all intellectual property developed by either of Messrs. Wheeler, Adams or McEntire is the property of the Company.

The foregoing descriptions of the employment agreements are qualified by reference to Exhibit 99.1, 99.2 and 99.3.

Item 2.02.    Results of Operations and Financial Condition

On December 9, 2011, the Company issued a press release regarding its operating results for fiscal year 2011. The press release is attached as Exhibit 99.4. The foregoing description of the press release is qualified by reference to such exhibit.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As stated above, on December 8, 2011, the board of directors of the Company appointed Mr. Wheeler as the Company's Executive Vice President and Chief Operating Officer and Mr. Adams as the Company's Executive Vice President and Chief Project Engineer, effective January 1, 2012.

Mr. Wheeler, 58, has been a design engineer with the Company since 1997. Prior to 1997, Mr. Wheeler worked for sixteen years as a design engineer at Input/Output, Inc. (now known as ION Geophysical Corp.).

Mr. Adams, 54, has been a design engineer with the Company since 1997. Prior to 1997, Mr. Wheeler worked for fifteen years as a design engineer at Input/Output, Inc. (now known as ION Geophysical Corp.).

For a description of the employment arrangements entered into with Messrs. Wheeler and Adams, please refer to the disclosure under Item 1.01 Entry into a Material Definitive Agreement above.

On December 8, 2011, the Company and Thomas T. McEntire, Vice President, Chief Financial Officer and Secretary of the Company, entered into an employment agreement, effective as of January 1, 2012. For a description of the employment arrangement entered into with Mr. McEntire, please refer to the disclosure under Item 1.01 Entry into a Material Definitive Agreement above.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 Employment Agreement effective as of January 1, 2012, by and between OYO Geospace Corporation and Walter R. Wheeler.
Exhibit 99.2 Employment Agreement effective as of January 1, 2012, by and between OYO Geospace Corporation and Robbin B. Adams.
Exhibit 99.3 Employment Agreement effective as of January 1, 2012, by and between OYO Geospace Corporation and Thomas T. McEntire.
Exhibit 99.4. Press Release dated December 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OYO GEOSPACE CORPORATION

Date: December 09, 2011	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.4	PRESS RELEASE
EX-99.1	Employment Agreement effective as of January 1, 2012, by and between OYO Geospace Corporation and Walter R. Wheeler.
EX-99.2	Employment Agreement effective as of January 1, 2012, by and between OYO Geospace Corporation and Robbin B. Adams.
EX-99.3	Employment Agreement effective as of January 1, 2012, by and between OYO Geospace Corporation and Thomas T. McEntire.